                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):   September 19, 1995
                                                        --------------------



                                MHI GROUP, INC.
             (Exact name of registrant as specified in its charter)



FLORIDA                          1-5891                     59-1214129
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(State or other jurisdiction     (Commission File Number)   (IRS Employer
 of incorporation                                           Identification No.)



3100 CAPITAL CIRCLE, N.E., TALLAHASSEE, FLORIDA    32308-3760
                                                   ----------
(Address of Principal Executive Offices)           (Zip Code)



Registrant's telephone number, including area code:  (904) 385-8883
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ITEM 1.             CHANGES IN CONTROL OF REGISTRANT

          Consummation of Offer. The cash tender offer commenced on August 14, 1995 by Loewen Group International, Inc., a Delaware corporation (the "Parent"), and SPRT Corp., a Florida corporation (the "Purchaser"), the Parent's wholly owned subsidiary, for all outstanding Shares (the "Shares") of common stock, $.40 par value per share (the "Shares"), of MHI Group, Inc., a Florida corporation (the "Company"), at a price of $10.25 net per Share in cash (the "Offer"), was consummated on September 19, 1995. A total of 5,894,920 Shares, representing approximately 94% of the total number of outstanding Shares, were validly tendered and not withdrawn prior to the expiration of the Offer, and such Shares were accepted by the Purchaser for payment. The Offer was conducted pursuant to the Agreement and Plan of Merger, dated as of August 9, 1995 (the "Merger Agreement"), among the Company, the Parent and the Purchaser, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference, pursuant to which the Parent agreed to acquire the Company in a two-step transaction. The Parent is a wholly owned subsidiary of The Loewen Group Inc. ("Loewen"), a corporation organized under the laws of the province of British Columbia, Canada.

          Promptly following the acceptance for payment by the Purchaser of Shares pursuant to the Offer, pursuant to the Merger Agreement, on September 19, 1995, five designees of the Parent -- Raymond L. Loewen, Timothy R. Hogenkamp, A.M. Bruce Watson, Lawrence Miller and William R. Shane -- were appointed to the Company's Board, whereupon W. Fred Lindsey, M.D., Clifford R. Hinkle, W. Dexter Douglass, George A. Kellner and Carl R. Pennington, Jr. resigned from the Company's Board.

          The Merger. The Merger Agreement provides that, subject to the satisfaction or waiver of conditions thereto, following successful completion of the Offer, the Purchaser will be merged with and into the Company, with the Company surviving the merger (the "Merger"). At the effective time of the Merger, each issued and outstanding Share (other than Shares held by the Parent, the Purchaser or the Company) will be converted into the right to receive $10.25 net per Share in cash, without interest. The Board of Directors of the Company, by the unanimous vote of all of the Directors of the Company, at a meeting held on August 9, 1995, approved the Offer and the Merger and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the holders of Shares.

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          The Company Option Agreement.  In connection with the Merger
Agreement, the Company and the Parent also entered into a Stock Option Agreement, dated as of August 9, 1995 (the "Company Option Agreement"), a copy of which is filed as Exhibit 2 hereto and incorporated herein by reference. Pursuant to the Company Option Agreement, the Company granted to the Parent an irrevocable option (the "Company Option") to purchase, upon the terms and subject to the conditions provided for therein, up to 1,253,823 Shares (the "Option Shares") at a purchase price of $10.25 per Share (the "Option Purchase Price"). In addition, pursuant to the Company Option Agreement, any profits in excess of $1.00 per Share realized by the Parent upon disposition of Option Shares will be refunded to the Company.

          The Warrant Option Agreement. Furthermore, in connection with the Merger Agreement, the Parent and MH Associates, a New York general partnership of which George A. Kellner, formerly a member of the Company's Board of Directors, is a partner ("MH Associates"), entered into a Warrant Option Agreement, dated as of August 9, 1995 (the "Warrant Option Agreement"), a copy of which is filed as Exhibit 3 hereto and incorporated herein by reference. Pursuant to the Warrant Option Agreement, MH Associates granted to the Parent the option (the "Warrant Option") to purchase MH Associates' option (the "MH Option") to purchase 486,352 Shares (the "MH Option Shares") at a purchase price of $2.25 per MH Option Share at any time or from time to time prior to April 22, 1996, granted pursuant to the Stock Option Agreement dated April 22, 1986 between the Company and KD Equities, as amended by the Option Amendment Agreement dated October 26, 1990 between the Company and MH Associates (as successor to KD Equities).

          On September 19, 1995, by the acceptance of Shares for purchase by the Purchaser pursuant to the Offer, the Parent was deemed under the Warrant Option Agreement to have exercised the Warrant Option. On September 21, 1995, pursuant to the terms of the Warrant Option Agreement, the Parent paid to MH Associates cash in the amount of $3,890,816 in consideration of the assignment of the MH Option by MH Associates to the Parent on such date.

          The foregoing summaries of the Merger Agreement, the Company Option Agreement and the Warrant Option Agreement are qualified in their entirety by reference to such agreements, copies of which have been filed as Exhibits hereto.

                                      -3-
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          Security Ownership of Certain Beneficial Owners.  According to
information available to the Company as of September 22, 1995 and as reported in Amendment No. 3 to the Schedule 14D-1 and Schedule 13D filed on September 19, 1995 by the Parent, the Purchaser and Loewen, as of September 22, 1995 Loewen beneficially owned 7,635,095 Shares (including the MH Option Shares and the Option Shares), or 95.3% of the Shares that would have been outstanding as of September 22, 1995 if the MH Option Shares and the Option Shares were newly issued by the Company upon the exercise of the MH Option and the Company Option by the Parent prior to September 22, 1995. In addition, according to information available to the Company as of September 22, 1995, all current executive officers and directors of the Company as a group may be deemed to beneficially own, collectively, approximately 3.1% of the Shares outstanding as of September 22, 1995.

          Financing the Acquisition. The Purchaser has informed the Company that it has estimated that the total amount of funds required by the Purchaser to purchase Shares pursuant to the Offer and the Merger and to pay related fees and expenses will be approximately $78 million, of which approximately $60 million was paid to purchase Shares tendered pursuant to the Offer.

          The Parent has informed the Company that it obtained such funds, and intends to obtain the funds necessary to consummate the Merger, from an existing revolving credit facility established under the Amended and Restated Multicurrency Credit Agreement dated as of May 11, 1995 (the "Credit Agreement"), among the Parent, certain financial institutions listed therein (the "Lenders"), Loewen, as Guarantor, and the First National Bank of Chicago, as Agent ("Agent").

          The Parent has informed the Company that the Credit Agreement provides for a revolving credit facility of $400,000,000, which terminates on May 12, 2000. Loans made thereunder are unsecured and bear interest based, at the Parent's option, upon the relevant Eurocurrency Rate, the Fixed CD Rate, or the Alternate Base Rate, each as defined in the Credit Agreement, plus, in each case, an applicable margin (currently 0.500%, 0.625% and 0%, respectively, each as determined by reference to the then current rating on Loewen's long-term debt pursuant to the terms of the Credit Agreement) or a rate determined through a competitive bid as provided in the Credit Agreement, and that at September 20, 1995, there was approximately $176 million of borrowings outstanding, and approximately $224 million was available, under the Credit Agreement.

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          The Lenders are the First National Bank of Chicago, ABN AMRO Bank
N.V., Bank of America National Trust and Savings Association, Nationsbank of Texas, N.A., Wachovia Bank of Georgia, N.A., Bank of Montreal, Chicago, First Union National Bank of North Carolina, Cooperatieve Centrale Raiffeisen-Boerenbeenbank B.A., Royal Bank of Canada, The Bank of Nova Scotia, Dresdner Bank AG, PNC Bank, Ohio, National Association and Seattle-First National Bank.

          The Offer was not, and the Merger will not be, conditioned on obtaining financing. It is anticipated that any borrowings incurred by the Parent in connection with the Offer will be repaid from internally generated funds of the Parent and its subsidiaries, and from borrowings and other external sources.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibit:

     Exhibit 1 Agreement and Plan of Merger, dated as of August 9, 1995, among MHI Group, Inc., Loewen Group International, Inc. and SPRT Corp.

     Exhibit 2 Stock Option Agreement, dated as of August 9, 1995, between MHI Group, Inc. and Loewen Group International, Inc.

     Exhibit 3 Warrant Option Agreement, dated as of August 9, 1995, between Loewen Group International, Inc. and MH Associates.

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                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MHI GROUP, INC.



Date:  September 29,1995               By:   /s/ J.C. Ogier Mathewes
                                             -----------------------
                                             J.C. Ogier Mathewes
                                             Vice President and
                                             Chief Financial Officer

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                                 EXHIBIT INDEX

                                                              Page No.
                                                           In Sequentially
Exhibit No.                       Description             Numbered Schedule
----------------------  --------------------------------  -----------------

     1                  Agreement and Plan of Merger,
                        dated as of August 9, 1995,
                        among MHI Group, Inc., Loewen
                        Group International, Inc. and
                        SPRT Corp.
     2                  Stock Option Agreement dated as
                        of August 9, 1995, between MHI
                        Group, Inc. and Loewen Group
                        International, Inc.
     3                  Warrant Option Agreement, dated
                        as of August 9, 1995, between
                        Loewen Group International,
                        Inc. and MH Associates.


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